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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
ABM Industries Incorporated

We consent to the incorporation by reference in the registration statement on Form S-8 relating to the 2002 Price-Vested Performance Stock Option Plan of ABM Industries Incorporated of our report dated December 17, 2001 related to the consolidated balance sheets of ABM Industries Incorporated and subsidiaries as of October 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended October 31, 2001 and the related financial statement schedule II, which report appears in the annual report on Form 10-K/A of ABM Industries Incorporated dated February 8, 2002, and to the reference to our firm under the heading "Incorporation of Certain Documents by Reference" in the registration statement.

                                          /s/ KPMG LLP

San Francisco, California
April 2, 2002



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